UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2012
_______________

THE PANTRY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25813	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Gregson Drive Cary, North Carolina	27511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 774-6700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On July 18, 2012, The Pantry, Inc. (the “Company”) provided the following preliminary results for its third fiscal quarter of its fiscal year ending September 27, 2012:

	Q3 FY12 Preliminary Results
	Low	High

Comparable store merchandise sales	3.6%	3.6%

Merchandise sales ($B)	$0.476	$0.476

Merchandise gross margin	33.4%	33.6%

Comparable store retail fuel gallons	(3.6%)	(3.6%)

Retail fuel gallons (B)	0.455	0.455

Retail fuel margin per gallon	$0.145	$0.147

Depreciation & amortization ($M)	$30	$30

Asset impairment ($M)	$2	$2

Income from operations ($M)	$40	$45

Cash and cash equivalents ($M at end of period)	$180	$180

The Company has not yet closed its books for its third fiscal quarter. The Company’s actual results could differ materially from these estimates based on its completion of the review process and other developments that may arise between now and the time the financial results for the third fiscal quarter of 2012 are finalized. This preliminary financial data has been prepared by and is the responsibility of management. These results have not been audited or reviewed, nor have any other review procedures been performed with respect to this preliminary data, by the Company’s independent auditors.

The preliminary results for the Company’s third fiscal quarter set forth above are slightly in excess of the Company’s expectations as reflected in the quarterly guidance ranges previously published by the Company. The Company cautions investors that the preliminary quarterly results reported above are not reflective of management’s expectations for the fourth quarter of fiscal 2012, particularly given volatility in fuel margins. Further, by providing the preliminary results set forth above, the Company is not addressing its previously published fiscal 2012 guidance. Accordingly, investors should not annualize preliminary quarterly results, or expect that the trends underlying those results will continue for the remainder of fiscal 2012, when evaluating the Company’s full fiscal year financial and operating prospects.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in Item 2.02 of this report is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, such information shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended.

Safe Harbor Statement

Statements made by the Company in this Current Report on Form 8-K relating to future plans, events, or financial condition or performance, including its expectations for the fiscal third quarter of 2012 and the full year 2012 are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified by the use of words such as “expect,” “plan,” “anticipate,” “outlook,” “guidance,” “believes,” “target,” “goal,” “forecast,” “will,” “may” or words of similar meaning. Forward-looking statements are likely to address matters such as the Company’s anticipated sales, expenses, margins, capital expenditures, profits, cash flows, liquidity and debt levels, as well as its pricing strategies and their anticipated impact and the Company’s expectations relating to the costs and benefits of its merchandising initiatives. These forward-looking statements are based on the Company’s current plans and expectations and involve a number of risks and uncertainties that could cause actual results and events to vary materially from the results and events anticipated or implied by such forward-looking statements. Any number of factors could affect actual results and events, including, without limitation; the Company’s ability to enhance its operating performance through its in-store initiatives; fluctuations in domestic and global petroleum and fuel markets; realizing expected benefits from the Company’s fuel supply agreements; changes in the competitive landscape of the convenience store industry, including fuel stations and other non-traditional retailers located in the Company’s markets; the effect of national and regional economic conditions on the convenience store industry and the Company’s markets; the global financial crisis and uncertainty in global economic conditions; wholesale cost increases of, and tax increases on, tobacco products; the effect of regional weather conditions and climate change on customer traffic and spending; legal, technological, political and scientific developments regarding climate change; financial difficulties of suppliers, including the Company’s principal suppliers of fuel and merchandise, and their ability to continue to supply its stores; the Company’s financial leverage and debt covenants; a disruption of the Company’s IT systems or a failure to protect sensitive customer, employee or vendor data; the ability of the Company to take advantage of expected synergies in connection with acquisitions; the actual operating results of stores acquired; the ability of the Company to divest non-core assets; environmental risks associated with selling petroleum products; and governmental laws and regulations, including those relating to the environment. These and other risk factors are discussed in the Company’s Annual Report on Form 10-K and in its other filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this Current Report on Form 8-K are based on the Company’s estimates and plans as of July 18, 2012. While the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PANTRY, INC.

	By:	/s/ Berry L. Epley
Berry L. Epley Corporate Controller, Assistant Secretary

Date: July 18, 2012